            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYOR. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payor.

--------------------------------------------------------        --------------------------------------------------------------
                                        Give the                                                     Give the
For this type of account:               SOCIAL                   For this type of account:           EMPLOYER
                                        SECURITY                                                     IDENTIFICATION
                                        number of --                                                 number of --
--------------------------------------------------------        --------------------------------------------------------------
1. An individual's account           The individual             9. A valid trust, estate, or         The legal entity (Do
                                                                   pension trust                     not furnish the
2. Two or more individuals           The actual owner of                                             identifying number of
   (joint account)                   the account or, if                                              the personal
                                     combined funds, the                                             representative or
                                     first individual on                                             trustee unless the
                                     the account(1)                                                  legal entity itself is
                                                                                                     not designated in the
3. Husband and wife (joint           The actual owner of                                             account title.)(5)
   account)                          the account or, if
                                     joint funds, the first     10. Corporate account                The corporation
                                     individual on the
                                     account(1)                 11. Religious, charitable, or        The organization
                                                                    educational organization
4. Custodian account of a minor      The minor(2)                   account
   (Uniform Gift to Minors Act)
                                                                12. Partnership account held in      The partnership
5. Adult and minor (joint            The adult or, if the           the name of the business
   account)                          minor is the only
                                     contributor, the           13. Association, club or other       The organization
                                     minor(1)                       tax-exempt organization

6. Account in the name of            The ward, minor, or        14. A broker or registered           The broker or nominee
   guardian or committee for a       incompetent person(3)          nominee
   designated ward, minor, or
   incompetent person                                           15. Account with the Department      The public entity
                                                                    of Agriculture in the name
7.  a. A revocable savings           The grantor-                   of a public entity (such as
       trust account (in which       trustee(1)                     a state or local
       grantor is also trustee)                                     governmental school
                                                                    district or prison) that
    b. Any 'trust' account that      The actual owner(4)            receives agricultural
       is not a legal or valid                                      program payments
       trust under State law

8. Sole proprietorship account       The owner(4)
----------------------------------------------------------------------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish minor's social security number.
(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.
(4) Show the name of the owner.
(5) List first and circle the name of the legal trust, estate or pension trust.
NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9
                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Card or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), or Form W-7 for Individual Taxpayer Identification Number (for alien individuals required to file U.S. tax returns) at an office of the Social Security Administration or the Internal Revenue Service.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:
   A corporation.
   A financial institution.
   An organization exempt from tax under section 501(a), or an individual retirement plan, or a custodial account under Section 403(b)(7).
   The United States or any agency or instrumentality thereof.
   A State, the District of Columbia, a possession of the United States, or any political subdivision or instrumentality thereof.
   A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.
   An international organization or any agency or instrumentality thereof.
   A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.
   A real estate investment trust.
   A common trust fund operated by a bank under section 584(a).
   An entity registered at all times during the tax year under the Investment Company Act of 1940.
   A foreign central bank of issue.

PAYMENTS NOT GENERALLY SUBJECT TO BACKUP WITHHOLDING

Payment of dividends and patronage dividends not generally subject to backup withholding include the following:

   Payments to nonresident aliens subject to withholding under section 1441. Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.
   Payments of patronage dividends where the amount received is not paid in money.
   Payments made by certain foreign organizations.
   Payments made to a nominee.

Payments of interest not generally subject to backup withholding include the following:

   Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.
   Payments of tax-exempt interest (including exempt-interest dividends under section 852).
   Payments described in section 6049(b)(5) to non-resident aliens.
   Payments on tax-free covenant bonds under section 1451.
   Payments made by certain foreign organizations.
   Payments made to a nominee.

EXEMPT PAYEES DESCRIBED ABOVE SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE 'EXEMPT' ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 604lA(a), 6045 and 6050A.

PRIVACY ACT NOTICE -- Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDER. -- If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.